Exhibit 10.1
DENDREON CORPORATION
2009 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
(NONSTATUTORY STOCK OPTIONS)
     Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement (the “Agreement”), Dendreon Corporation, a Delaware corporation (the “Company”) has granted you an option under its 2009 Equity Incentive Plan (the “Plan”) to purchase the number of Common Shares indicated in your Grant Notice at the exercise price indicated in your Grant Notice (the “Option”). Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.
     The details of your Option are as follows:
     1. Vesting. Subject to the limitations contained herein, your Option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your continuous service with the Company or any Subsidiary.
     2. Number of Shares and Exercise Price. The number of Common Shares subject to your Option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time, as provided in the Plan.
     3. Type of Option. The Option granted hereunder is intended to be a nonqualified stock option and will not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code.
     4. Method of Payment. Payment of the exercise price is due in full upon exercise of all or any part of your Option. The Company shall not be required to deliver Common Shares pursuant to the exercise of an Option until payment of the full exercise price therefor is received by the Company. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:
          (a) cash or by check acceptable to the Company or by wire transfer of immediately available funds in United States dollars;
          (b) a cashless exercise program that the Compensation Committee of the Board may approve, from time to time in its discretion, pursuant to which you may concurrently provide irrevocable instructions (A) to your broker or dealer to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased shares directly to such broker or dealer in order to complete the sale;
          (c) other Common Shares that (A) are owned by you, (B) have a Market Value per Share on the date of surrender equal to the aggregate exercise price of the Common

Shares as to which the Option is being exercised, (C) were not acquired by you pursuant to the exercise of an Option, unless such Shares have been owned by you for at least six months or such other period as the Compensation Committee of the Board may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Common Shares by the Company to you), and (E) are duly endorsed for transfer to the Company; or
          (d) By a combination of the foregoing.
     5. Whole Shares. You may exercise your Option only for whole Common Shares.
     6. Securities Law Compliance. The Company will make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
     7. Term. You may not exercise your Option before the commencement of its term or after its term expires. The term of your Option commences on the Date of Grant and expires upon the earliest of the following:
          (a) 90 days after the termination of your continuous service with the Company or any Subsidiary for any reason other than cause, death or Disability;
          (b) Immediately upon termination or cessation of your continuous service with the Company or any Subsidiary for cause;
          (c) twelve (12) months after the termination of your continuous service due to your Disability;
          (d) twelve (12) months after your death if you die either during your continuous service or within 90 days after your continuous service terminates;
          (e) the Expiration Date indicated in your Grant Notice; or
          (f) the day before the tenth (10th) anniversary of the Date of Grant.
     For purposes of this Agreement, “Disability” means disability as determined under procedures established by the Compensation Committee of the Board for purposes of the Plan.
     8. Exercise.
          (a) You may exercise the vested portion of your Option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b) By exercising your Option you agree that, as a condition to any exercise of your Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your Option, (2) the lapse of any substantial risk of forfeiture to which the Common Shares are subject at the time of exercise, or (3) the disposition of Common Shares acquired upon such exercise.
     9. Transferability.
          (a) Your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your Option.
          (b) You shall not have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any portion of your Option or any interest therein.
     10. Adjustments. Options may be adjusted or terminated in any manner as contemplated by the Plan or this Agreement. In addition, in the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company’s outstanding voting power of the surviving entity (or its parent) following the consolidation, merger or reorganization or (iii) any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of fifty percent (50%) of the Company’s outstanding voting power is transferred, then any surviving corporation or acquiring corporation shall assume Options governed by this Agreement or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in such sale, consolidation, merger or other transaction described herein). In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar stock awards, then with respect to Options held by you pursuant to this Agreement and provided your service to the Company has not terminated, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated in full, and the Options shall terminate if not exercised (if applicable) at or prior to such event. In the event your continuous service to the Company has terminated at or prior to such event, your Options covered by this Agreement shall terminate if not exercised (if applicable) prior to such event.
     11. No Employment Rights. The Plan, the Grant Notice and this Agreement are not employment or service contracts, and will not be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or a Subsidiary, or of the Company or a Subsidiary to continue your employment. In addition, nothing herein shall obligate the Company or a Subsidiary to continue any relationship that you might have as a Director or consultant for the Company or a Subsidiary.

     12. No Stockholder Rights. You shall not have any stockholder rights with respect to the Common Shares subject to the Option until you have exercised the Option.
     13. Withholding Obligations.
          (a) At the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or a Subsidiary, if any, which arise in connection with your Option.
          (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested Common Shares otherwise issuable to you upon the exercise of your Option a number of whole Common Shares having a Market Value per Share, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law.
          (c) You may not exercise your Option unless the tax withholding obligations of the Company and/or any Subsidiary are satisfied. Accordingly, you may not be able to exercise your Option when desired even though your Option is vested, and the Company shall have no obligation to issue a certificate for such Common Shares or release such Common Shares from any escrow provided for herein.
     14. Notices. Any notices provided for in your Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.
     15. Governing Plan Document. Your Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Option and those of the Plan, the provisions of the Plan shall control.

     16. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to you. This Agreement and the Plan shall be administered in a manner consistent with this intent.
     17. Data Protection. By signing below, you consent that the Company may process your personal data, including name, Social Security number, address and number of Common Shares purchased hereunder (“Data”) exclusively for the purpose of performing this Agreement, in particular in connection with the Option awarded to you. For this purpose the Data may also be disclosed to and processed by companies outside the Company, e.g., banks involved.
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     This Agreement shall be deemed to be signed by the Company and the Participant upon the electronic acceptance by the Participant of the Grant Notice to which it is attached.